SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          DALECO RESOURCES CORPORATION
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)


            NEVADA                                       23-2860734
(STATE OR OTHER JURISDICTION OF               (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

            120 NORTH CHURCH STREET, WEST CHESTER, PENNSYLVANIA 19380
            ---------------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)

                            (FULL TITLE OF THE PLAN)


      C. WARREN TRAINOR, ESQUIRE, C/O EHMANN, VAN DENBERGH & TRAINOR, P.C. TWO PENN CENTER PLAZA, SUITE 220, PHILADELPHIA, PENNSYLVANIA 19102
       ------------------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  215-851-9800
                                  ------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

------------------------------------------------------------------------------------------------------------------------
       TITLE OF
      SECURITIES               AMOUNT           PROPOSED MAXIMUM                                       AMOUNT OF
        TO BE                  TO BE           OFFERING PRICE PER         PROPOSED MAXIMUM           REGISTRATION
      REGISTERED             REGISTERED             SHARE(1)          AGGREGATE OFFERING PRICE           FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common
Stock (Par
Value $0.01)                   100,000                $0.25                   $25,000                    $2.95
------------------------------------------------------------------------------------------------------------------------

(1) This price was fixed based on an agreed contractual agreement for the issuance of shares in exchange for services at $0.25 per share.

(2) Registration Fee computed consistent with 15 U.S.C. ss.77(f) and 17 CFR ss.230.457.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

ITEM #1

(b)   Securities to be offered:

1) This Registration Statement covers 100,000 shares of Common Stock, par value $.01, of Daleco Resources Corporation, a Delaware corporation, issued Mr. Smith for his services in helping the to facilitate the Company's retirement of its Class A Common stock and the resulting law suit by the holders thereof. The Stock is issued in exchange for $25,000 of services at $0.25 per share pursuant to Rule 701 under the Securities Act of 1933. No fractional shares are to be issued, with any fractional share rounded down to the next whole share.

2)    The person covered hereby are:

================================================================================
                        NAME OF RE-OFFEROR                   NUMBER OF SHARES
--------------------------------------------------------------------------------
Thomas R. Smith                                                   100,000
133 West Hillendale
Kennett Square, PA 19348
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM #3 INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in the registration statement:

(a) The registrant's latest annual report on Form 10-KSB for the period ending September 30, 2004, dated January 12, 2005 and filed January 12, 2005.

(b) The registrant's Form 10-QSB dated August 15, 2005 for the quarter ending June 30, 2005.

(c) The registrants Form 10-QSB dated May 16, 2005 for the quarter ending March 31, 2005.

(d) The registrants Form 10-QSB dated February 22, 2005 for the quarter ending December 31, 2004.

(e) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

(f) The descriptions of the registrants Common Stock which are contained in the registrant's statements under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

ITEM #4 DESCRIPTION OF SECURITIES.

Not applicable.

ITEM #5 INTEREST OF NAMED EXPERTS AND COUNSEL.

Legal Opinion - the validity of the shares of Common Stock covered by this registration statement had been passed upon for the Company by Ehmann, Van Denbergh & Trainor, P.C. counsel to the Company.

ITEM #6 INDEMNIFICATION OF DIRECTORS.

Section 78:751 of the Nevada Revised Statues (Nevada General Corporation Law) authorizes indemnification of directors, officers and employees of a Nevada Corporation. The registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitee") under specified circumstances to the fullest extent authorized by the law of Nevada, (ii) provides for the advancement of expenses to the Indemnitee for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitee the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains no policies of insurance under which the directors and officers of registrant are insured in connection with the defense of actions, suites or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM #7 EXEMPTION FROM REGISTRATION CLAIMED.

In each instance the Common Stock issued by the registrant to the holder were issued pursuant to the exemption contained in Rule 701 promulgated under Section 3(b) of the Securities Act of 1933.

ITEM #8 EXHIBITS.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM #9 UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be all new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2) To include any material information not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

3)    To remove from registration by means of a post-effective  amendment any of
      the  securities  being  registered,   which  remain,  unexercised  at  the
      expiration of the exercise period.

4) That, for the purpose of determining any liability under the Securities Act of 1934 each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Act of 1933, Daleco Resources Corporation certifies that it has reasonable grounds to believe it meets all of the requirements for filing or Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of West Chester, Commonwealth of Pennsylvania, on September 16, 2005

                                      Daleco Resources Corporation

                                      /s/  STEPHAN V. BENEDIKTSON
                                      ------------------------------------------
                                      By:  Stephan V. Benediktson,
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                         TITLE                                  DATE
             ---------                                         -----                                  ----
                                                       CHAIRMAN OF THE BOARD OF
            /s/DOV AMIR                                       DIRECTORS                          September 16, 2005
----------------------------------------
              DOV AMIR


        /s/ NATHAN K. TRYNIN                   VICE CHAIRMAN OF THE BOARD OF DIRECTORS           September 15, 2005
----------------------------------------
          NATHAN K. TRYNIN


     /s/ STEPHAN V. BENEDIKTSON                  CHIEF EXECUTIVE OFFICER AND DIRECTOR            September 15, 2005
----------------------------------------
       STEPHAN V. BENEDIKTSON


          /s/ALFONSO KNOLL                                     DIRECTOR                          September 16, 2005
----------------------------------------
           ALFONSO KNOLL


           /s/BEAU KELLY                                       DIRECTOR                          September 16, 2005
----------------------------------------
             BEAU KELLY



         /s/ WILLIAM PIPKIN                                    DIRECTOR                          September 13, 2005
----------------------------------------
           WILLIAM PIPKIN

                                    EXHIBITS

Filed pursuant to Item 601 of Regulation S-B.

                         DESCRIPTION                                                   METHOD OF FILING
                         -----------                                                   ----------------
(4)   Articles  of   Incorporation   of  Daleco   Resources     Attached  as  an  Exhibit  3.5  to  Form  10-KSB-K  dated
      Corporation.                                              January 12, 2004.

(5)   Opinion of Ehmann, Van Denbergh & Trainor, P.C.           Included at Page II - 1 of this Registration Statement.

(24)  Consent of Experts and Counsel
      Consent of Ehmann, Van Denbergh & Trainor, P.C.. is contained in its opinion filed as Exhibit 5.